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Exhibit 21.1

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

Scientific Games Management Corporation (Delaware) (100%)
Scientific Games Holdings Corp. (Delaware) (100%)
        Scientific Games (Greece), Inc. (Delaware) (100%)
        Scientific Games Acquisition, Inc. (Delaware) (100%)
        Scientific Games Finance Corporation (Delaware) (100%)
            Scientific Games International, Inc. (Delaware) (100%)
                    MDI Entertainment, LLC (Delaware) (100%)
                    Scientific Games Royalty Corporation (Delaware) (100%)
                    Scientific Games Canada Inc. (Ottawa) (100%)
                    Scientific Connections India Private Limited (India) (99.9%)
                    Scientific Games del Peru, S.R.L. (99.9%)
                    Scientific Games Racing, LLC. (Delaware) (100%)
                            Autotote International, Inc. (Delaware) (100%)
                            NASRIN Services LLC (Delaware) (70%)
                            TRACKPLAY LLC (Delaware) (70%)
                            Scientific Games Racing Electronic & Computer Services Industry and Trade Limited Company (Turkey) (99.9%)
                            SG Racing, Inc. (Delaware) (100%)
                                    Autotote Canada Inc. (Ontario) (100%)
Autotote Enterprises, Inc. (Connecticut) (100%)
Autotote Keno Corporation (Nebraska) (100%)
Autotote Panama, Inc. (Panama) (100%)
Autotote Gaming, Inc. (Nevada) (100%)
Autotote Dominicana Inc. (Delaware) (100%)
Autotote Interactive, Inc. (Delaware) (100%)
Scientific Games Online Entertainment Systems, Inc. (Delaware) (100%)
Scientific Games Holdings Limited (Ireland) (100%)
            Scientific Games Worldwide Limited (Ireland) (100%)
                    Scientific Games Services Limited (Ireland) (100%)
            Scientific Games Luxembourg Holdings SARL (Luxembourg) (100%)
                    Scientific Games Puerto Rico, Inc. (Puerto Rico) (100%)
                    Scientific Games Luxembourg Finance SARL (Luxembourg) (100%)
                    Scientific Games Racing SAS (France) (99.96%)
                    Scientific Games Racing B.V. (Netherlands) (100%)
                            Scientific Games Banen B.V. (Netherlands) (100%)
                    Scientific Games International Holdings LTD (UK) (100%)
                            Scientific Games Beteiligungsgesellschaft mBH (Austria) (100%)
                                    Scientific Games International GmbH (Austria) (100%)
                                    Scientific Games Germany GmbH (Germany) (100%)
                                             Autotote Europe GmbH (Germany) (100%)
                                                     Scientific Games Racing GmbH (Austria) (100%)
                                                     Scientific Games Racing GmbH (Germany) (100%)
                                                             TEK Totalisatorservice GmbH (Germany) (50%)
                                             Scientific Games Honsel GmbH (Germany) (100%)
                                                     BlitzlosLtd. (Russia) (98%)
                            Scientific Games UK Holdings Limited (UK) (100%)
                                    Scientific Games International Limited (UK) (100%)
                                             Scientific Connections SDN BHD (Malaysia) (100%)
                                             Knightway Promotions Limited (UK) (100%)
                                             Scientific Connections Limited (UK) (100%)
Scientific Games Chile Limitada (Chile) (100%)
            Scientific Games Latino America S.A. (Chile) (65%)
                    SGLA Servicios Limitada (Chile) (100%)
                    SGLA Comercializadora de Materiales Limitada (Chile) (100%)
                    Scientific Games Latino America Limitada (Chile) (100%)

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SCIENTIFIC GAMES CORPORATION SUBSIDIARIES